As filed with the Securities and Exchange Commission on November 6, 2019

Registration No. 333-234158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

To

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Transportation and Logistics Systems, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	4215	26-3106763
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3 Riverway, Suite 1430

Houston, Texas 77056

Telephone: (713) 481-3340

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Mercadante

3 Riverway, Suite 1430

Houston, Texas 77056

Telephone: (713) 481-3340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

M. Ali Panjwani, Esq.

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Phone: (212) 421-4100

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-234158) Transportation and Logistics Systems, Inc., is being filed solely to amend Item 16 of Part II thereof and to transmit an exhibit thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of this Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of March 30, 2017, by and among the Registrant, Save on Transport Inc. and Steven Yariv (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K dated April 5, 2017).

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K dated June 30, 2015).

3.2	Certificate of Change filed with the Nevada Secretary of State, dated December 18, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated December 24, 2013).

3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 16, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated July 23, 2018).

3.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated December 20, 2011).

4.1	Form of Senior Convertible Promissory Note from 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated April 27, 2017).

4.2	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of PetroTerra Corp., dated August 7, 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated August 8, 2017).

4.3	Form of Senior Secured Convertible Promissory Note dated June 16, 2018 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated June 27, 2018).

4.4	Common Stock Purchase Warrant, issued by the Company on June 19, 2018 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K dated June 27, 2018).

4.5	Form of Senior Convertible Promissory Note dated August 30, 2019 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K dated September 9, 2019).

4.6	Form of Common Stock Purchase Warrant issued by the Registrant on August 30, 2019 to lenders (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K dated September 9, 2019).

4.7	Form of Common Stock Purchase Warrant issued by the Registrant on August 30, 2019 to equity purchasers (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K dated September 9, 2019).

5.1**	Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson, Ltd.

10.1	Securities Purchase Agreement, dated as of April 25, 2017, by and among the Company and the Lender (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated April 27, 2017).

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Exhibit Number	Description

10.2	Securities Purchase Agreement, dated June 18, 2018, between the Company and an institutional investor (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated June 27, 2018).

10.3	Security Agreement, dated June 18, 2018, between the Company and an institutional investor (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K dated June 27, 2018).

10.4	Stock Purchase Agreement, dated June 18, 2018, between the Company, Prime EFS LLC and the sellers signatory thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K dated June 26, 2018).

10.5	Agreement, dated April 9, 2019, by and between the Company and Bellridge Capital, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated April 10, 2019).

10.6	Form of Agreements, by and between the Company and RedDiamond Partners LLC incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated April 10, 2019).

10.7	Form of Series A Convertible Preferred Stock Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated April 10, 2019).

10.8	Securities Purchase Agreement dated August 30, 2019 between the Registrant and lenders (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K dated September 9, 2019).

10.9*	Security Agreement dated August 30, 2019 among the Registrant, the subsidiaries of the Registrant, the lenders and Cavalry Fund I LP, as collateral agent.

10.10	Registration Rights Agreement dated August 30, 2019 between the Registrant and lenders (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K dated September 9, 2019).

10.11	Securities Purchase Agreement dated August 30, 2019 between the Registrant and equity purchasers (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated September 9, 2019).

10.12	Registration Rights Agreement dated August 30, 2019 between the Registrant and equity purchasers (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 9, 2019).

21.1*	List of Subsidiaries.

23.1**	Consent of Holley Driggs Walch Fine Puzey Stein & Thompson, Ltd. (contained in Exhibit 5.1).

23.2*	Consent of Salberg & Company, P.A.

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on November 6, 2019.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ John Mercadante
Name:	John Mercadante
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ John Mercadante	President, Chief Executive Officer and Chairman of the Board of Directors	November 6, 2019
John Mercadante	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Douglas Cerny	Director	November 6, 2019
Douglas Cerny

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